SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): April 1, 1999



                             LINCOLN SNACKS COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                      0-23048                   47-0758569
(State or other jurisdiction        (Commission                (IRS Employer
 of incorporation)                   File No.)
Identification Number)


                      4 High Ridge Park, Stamford, CT 06905
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (203) 329-4545


                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.
----------------------

         On April 1, 1999, Lincoln Snacks Company (the "Company") executed and delivered a Convertible Subordinated Debenture (the "Debenture") in favor of Brynwood Partners III L.P., a Delaware limited partnership ("Brynwood III"), in the principal amount of five million dollars ($5,000,000). The Debenture bears interest at the rate of 6% per annum, matures on December 31, 2001 and is convertible, at the option of Brynwood III, for shares of Common Stock of the Company at any time after a Convertability Event (as defined in the Debenture). Brynwood III currently owns approximately 75% of the outstanding Common Stock of the Company. The additional information contained in Exhibit 4.1 hereto is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

        (c)    Exhibits

               Exhibit No.         Description
               -----------         -----------

               4.1 Convertible Subordinated Debenture, dated as of April 1, 1999





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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LINCOLN SNACKS COMPANY


Date: April 8, 1999                          By:  /s/ Hendrik J. Hartong III
                                                 -------------------------------
                                                 Hendrik J. Hartong III
                                                 President


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